Exhibit 99.1

OPES Acquisition Corp. Announces Approval of Proposed Business Combination with BurgerFi International

– 99.7% of Stockholder Votes Cast Approved the Business Combination –

MIAMI, FL – December 15, 2020 – OPES Acquisition Corp. (Nasdaq: OPES, OPESW) (“OPES” or the “Company”) announced today that OPES’s stockholders voted to approve the proposed business combination with BurgerFi International, LLC (BurgerFi) and certain other related proposals, pursuant to which OPES will acquire BurgerFi for approximately $100 million in total consideration.

Upon the closing of the business combination, the combined company will be renamed "BurgerFi International, Inc." and its common stock will trade on The Nasdaq Stock Market under the ticker symbol "BFI.” The warrants will trade under the ticker symbol “BFIIW.”

“We are very pleased to receive such strong support from our stockholders and look forward to completing our business combination with BurgerFi,” said Ophir Sternberg, Chairman & CEO of OPES. “We believe that BurgerFi has a unique value proposition with ample room for growth that will prove to be an attractive public company and provide tremendous stockholder value going forward.”

BurgerFi will ring the Nasdaq opening bell at 9:30 a.m. Eastern time on Thursday, December 17th.

About OPES Acquisition Corp.

OPES Acquisition Corp. (NASDAQ: OPES, OPESW) is a special purpose acquisition company headquartered in Miami and organized for the purpose of effecting a merger, asset acquisition, stock purchase or other similar business combination with one or more businesses or entities. For more information, please visit www.opesacquisitioncorp.com.

About BurgerFi International

Established in 2011, BurgerFi is among the nation's fastest-growing better burger concepts with approximately 125 BurgerFi restaurants domestically and internationally. The concept was chef-founded and is committed to serving fresh food of transparent quality. BurgerFi uses 100% natural American angus beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi placed in the top 10 on Fast Casual's Top 100 Movers & Shakers list in 2020, was named "Best Burger Joint" by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, listed as a "Top Restaurant Brand to Watch" by Nation's Restaurant News in 2019, included in Inc. Magazine's Fastest Growing Private Companies List, and ranked on Entrepreneur's 2017 Franchise 500. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com, 'Like' BurgerFi on Facebook or follow @BurgerFi on Instagram and Twitter.

BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

Forward-Looking Statements:

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including the identification of a target business and potential business combination or other such transaction, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the annual report on Form 10-K filed by OPES on March 30, 2020 and in the section entitled “Risk Factors” in the definitive proxy statement filed by OPES on December 1, 2020. . Important factors, among others, that may affect actual results or outcomes include: the inability to complete the proposed transaction; the inability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the ability to meet the listing standards of the securities exchange following the consummation of the proposed transaction; and costs related to the proposed transaction. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: BurgerFi’s limited operating history; BurgerFi’s ability to manage growth; BurgerFi’s ability to execute its business plan; BurgerFi’s estimates of the size of the markets for its products; the rate and degree of market acceptance of BurgerFi’s products; BurgerFi’s ability to identify and integrate acquisitions; potential litigation involving OPES or BurgerFi or the validity or enforceability of BurgerFi’s intellectual property; general economic and market conditions impacting demand for BurgerFi’s products and services; and such other risks and uncertainties relating to Burger Fi that were included in the definitive proxy statement filed by OPES on December 1, 2020. Other factors include the possibility that the proposed Business Combination does not close, including due to the failure of one or more closing conditions.

OPES expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

(949) 574-3860

OPES@GatewayIR.com

Company Contacts:

OPES Acquisition Corp.

Ashley Spitz, ashley@opesacquisitioncorp.com

BurgerFi International Inc.

Crystal Rosatti, crystal@burgerfi.com

Media Relations Contact:

Quinn PR

Laura Neroulias, LNeroulias@quinn.pr